                                                                     EXHIBIT 4.6
                                                                  EXECUTION COPY


================================================================================



                               WARRANT AGREEMENT




                                  Dated as of

                              September   , 1998

                                    between

                                  CHIREX INC.


                                      and



                             as the Warrant Agent



                 _____________________________________________

                                 Warrants for
             Debt Securities, Preferred Stock and Common Stock of
                                  ChiRex Inc.

                        Expiring ___________, __, ____

                 _____________________________________________


================================================================================

                               TABLE OF CONTENTS


                                                      Page
                                                      ----

                                   ARTICLE I

                                  Definitions
                                  -----------

SECTION 1.01.    Definitions..........................   2
SECTION 1.02.    Other Definitions....................   9
SECTION 1.03.    Rules of Construction................  10

                                  ARTICLE II

                             Warrant Certificates
                             --------------------

SECTION 2.01.    Form and Dating......................  10
SECTION 2.02.    Execution and Countersignature.......  11
SECTION 2.03.    Certificate Register.................  12
SECTION 2.04.    Transfer and Exchange................  12
SECTION 2.05.    Replacement Certificates.............  14
SECTION 2.06.    Outstanding Warrants.................  15
SECTION 2.07.    Temporary Certificates...............  15
SECTION 2.08.    Cancelation..........................  15
SECTION 2.09.    CUSIP Numbers........................  16

                                  ARTICLE III

                                Exercise Terms
                                ---------------

SECTION 3.01.    Exercise Price.......................  16
SECTION 3.02.    Exercise Periods.....................  16
SECTION 3.03.    Expiration...........................  17
SECTION 3.04.    Manner of Exercise...................  17
SECTION 3.05.    Issuance of Warrant Shares...........  18
SECTION 3.06.    Fractional Warrant Shares............  18
SECTION 3.07.    Reservation of Warrant Shares........  18
SECTION 3.08.    Compliance with Law..................  19

                                  ARTICLE IV

                                   Covenants
                                   ---------

SECTION 4.01.    Corporate Existence..................  20
SECTION 4.02.    Insurance............................  20
SECTION 4.03.    Taxes, Claims for Labor and
                 Materials, Compliance with Laws;
                 Liens ...............................  20

SECTION 4.04.    Maintenance........................... 21
SECTION 4.05.    Nature of Business.................... 21
SECTION 4.06.    Transactions with Affiliates.......... 21
SECTION 4.07.    Reports and Rights of Inspection...... 21
SECTION 4.08.    Repurchase of Warrants................ 24
SECTION 4.09.    Capitalization........................ 24
SECTION 4.10.    Letter Agreements..................... 24

                                   ARTICLE V

                            Antidilution Provisions
                            -----------------------

SECTION 5.01.    Changes in Preferred Stock or
                   Common Stock........................ 24
SECTION 5.02.    Changes in Debt Securities............ 25
SECTION 5.03.    Cash Dividends and Other
                   Distributions....................... 25
SECTION 5.04.    Debt Security Issue................... 26
SECTION 5.05.    Preferred Stock Issue................. 27
SECTION 5.06.    Common Stock Issue.................... 27
SECTION 5.07.    Issuance of Rights or Options......... 28
SECTION 5.08.    Combination; Liquidation.............. 29
SECTION 5.09.    Tender Offers; Exchange Offers........ 30
SECTION 5.10.    Other Events.......................... 30
SECTION 5.11.    Superseding Adjustment................ 31
SECTION 5.12.    Minimum Adjustment.................... 31
SECTION 5.13.    Notice of Adjustment.................. 32
SECTION 5.14.    Notice of Certain Transactions........ 32
SECTION 5.15.    Adjustment to Warrant Certificate..... 33

                                  ARTICLE VI

                      Registration and Repurchase Rights
                      ----------------------------------

SECTION 6.01.    Registration Rights................... 34
SECTION 6.02.    Preparation and Filing................ 36
SECTION 6.03.    Indemnification....................... 39
SECTION 6.04.    Repurchase of Warrants................ 43
SECTION 6.05.    Change of Control Equity Offer........ 45
SECTION 6.06.    Drag Along Rights..................... 47

                                  ARTICLE VII

                                 Warrant Agent
                                 -------------

SECTION 7.01.    Appointment of Warrant Agent.......... 47
SECTION 7.02.    Rights and Duties of Warrant
                   Agent............................... 47

SECTION 7.03.    Individual Rights of Warrant
                   Agent............................... 49
SECTION 7.04.    Warrant Agent's Disclaimer............ 49
SECTION 7.05.    Compensation and Indemnity............ 49
SECTION 7.06.    Successor Warrant Agent............... 50
SECTION 7.07.    Compliance with Applicable Laws....... 51

                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

SECTION 8.01.    Company Resales....................... 52
SECTION 8.02.    SEC Reports and Other Information..... 52
SECTION 8.03.    Rule 144A............................. 52
SECTION 8.04.    Persons Benefitting................... 52
SECTION 8.05.    Rights of Holders..................... 52
SECTION 8.06.    Amendment............................. 53
SECTION 8.07.    Notices............................... 53
SECTION 8.08.    Governing Law......................... 54
SECTION 8.09.    Successors............................ 54
SECTION 8.10.    Multiple Originals.................... 55
SECTION 8.11.    Table of Contents..................... 55
SECTION 8.12.    Severability.......................... 55
SECTION 8.13.    Merger, Consolidation, Sale,
                 Transfer or Conveyance................ 55
SECTION 8.14.    Notices and Demands to the Company
                 and Warrant Agent..................... 56
SECTION 8.15.    Delivery of Prospectus................ 56
SECTION 8.16.    Obtaining of Governmental
                 Approvals............................. 56
SECTION 8.17.    Payment of Taxes...................... 57
SECTION 8.18.    Benefits of Warrant Agreement......... 57
SECTION 8.19.    Board of Director Action; No
                 Liability of Directors, Officers,
                 Employees or Shareholders............. 57
SECTION 8.20.    Warrant Holders Not Shareholders ..... 57


EXHIBIT A        Form of Face of Warrant Certificate
EXHIBIT B        Form of Election To Purchase
                 Warrant Shares

                 WARRANT AGREEMENT dated as of September __, 1998, between
               CHIREX INC., a Delaware corporation (the "Company"), and ____________, as warrant agent (the "Warrant Agent").


      The Company has entered into an Indenture, dated as of _______ __, 1998 (the "Indenture"), between the Company and _______, a _________, as trustee (the "Trustee"), providing for the issuance from time to time of its unsecured [senior/subordinated?] debentures, notes or other evidences of indebtedness, to be issued in one or more series as provided in the Indenture.

      The Company desires to issue the warrants (the "Warrants") described herein. The Warrants will initially entitle the holders thereof (the "Holders") to purchase in the aggregate a principal amount of $_______ of debt securities (the "Debt Securities"), _______ shares of preferred stock, $.01 par value (the "Preferred Stock"), or _______ shares of common stock, $.01 par value (the "Common Stock"), of the Company in connection with an offering (the "Offering") by the Company of _______ units (the "Units"). Each Unit consists of [one warrant] (each, a "Warrant"). Each Warrant will entitle the Holder to purchase a principal amount of $______ of Debt Securities at an exercise price of $____ (the "Debt Securities Exercise Price"), ______ shares of Preferred Stock at an exercise price of $_____ per share (the "Preferred Stock Exercise Price"), or _____ shares of Common Stock at an exercise price of $____ per share (the "Common Stock Exercise Price"), subject to adjustment as provided herein.

      The Warrants will not trade separately from the Exchangeable Debt Securities, Preferred Stock and Common Stock until the earliest date (the "Separation Date") to occur of: (i) the commencement by the Company of a registered exchange offer for the Exchangeable Debt Securities, Preferred Stock and Common Stock or the effective date of a registration statement relating to a shelf registration statement with respect to the Exchangeable Debt Securities, Preferred Stock and Common Stock; and (ii) such earlier date after _______ __, ___, as may be determined by the Initial Purchasers (as defined herein).

      The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Warrants:


                                   ARTICLE I

                                  Definitions
                                  -----------

      SECTION 1.01.  Definitions.
                     ------------

      "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; [provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be decreed to be control.] The terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

      "Business Day" means any day other than a Saturday, Sunday or day on which commercial banking institutions are not required by law to be open in the States of Delaware or New York.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or nonvoting) equity of such Person, including any common stock and preferred stock, whether outstanding on the Issue Date or issued after the Issue Date but excluding any debt securities convertible into such equity.

      "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value of the Debt Securities or per share of Preferred Stock or Common Stock on the date of exercise over the Exercise Price of the Debt Securities or per share of Preferred Stock or Common Stock as of the date of exercise and the denominator of which is the Current Market Value of the Debt Securities or per share of the Preferred Stock or Common Stock on the date of exercise.

      "Certificated Warrants" means certificated Warrants in fully registered definitive form.

      "Change of Control" means the occurrence of any of the following events:

       [(i)    Prior to the first public offering of common stock of the
     Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);]

        (ii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than ___% of the total voting power of the Voting Stock of the Company; provided, however, that
                                                      --------  -------
     the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause
     (ii)), directly or indirectly, of more than ___% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

        (iii) during any period of _______________,individuals who at the beginning of such period constituted the Board (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of _____% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

        (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

      "Closing Date" means ________ __, ____.

      "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all the property and assets of the Company or the Company and its subsidiaries taken as a whole to another Person.

      "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as (i) the par or stated value of all outstanding membership interests of the Company plus (ii) paid-in capital or capital surplus relating to such membership interests plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Shares.

      "Current Market Value" per [unit?] of Debt Security or per share of Preferred Stock or Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not
               --------  -------
determinable for at least 10 Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

      "Depository" means The Depository Trust Company, its nominees and their respective successors.

      "Disqualified Shares" means, with respect to any Person, any share of capital or other stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Shares or (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to ______ __,
____.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.02.(b).

      "Extraordinary Cash Dividend" means that portion, if any, of the aggregate amount of all dividends paid by the Company on its Preferred Stock and Common Stock in any fiscal year that exceeds $__________.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

      "Holder" means the duly registered holder of a Warrant under the terms of this Warrant Agreement.

      "Indebtedness" means, with respect to any Person on any date of determination (without duplication)(i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable, (ii) all capital lease obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Shares or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends), (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

      "Indenture" means the Indenture dated as of ______ __, ____, between ChiRex Inc. and _________, and the Trustee, with respect to the Notes, as it may be amended or supplemented from time to time.

      "Initial Public Offering" means the first time a registration statement filed under the Securities Act respecting an offering, whether primary or secondary, of Debt Securities, Preferred Stock or Common Stock (or securities convertible into, or exchangeable or exercisable for, Debt Securities, Preferred Stock or Common Stock or rights to acquire Debt Securities, Preferred Stock or Common Stock or such securities, other than the Warrants) which is underwritten on a firmly committed or best efforts basis, is declared effective and the securities so registered are issued and sold.

      "Initial Purchasers" means __________________.

      "Issue Date" means the date on which the Warrants are initially issued.

      "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

      "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company.

      "Officer's Certificate" means a certificate signed by [two] Officers.

      "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Warrant Agent. The counsel may be an employee of or counsel to the Company or the Warrant Agent.

      "Parent" means any Person that owns directly or indirectly all the Voting Stock of the Company.

      "Permitted Holder" means _______________.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      ["Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated, whether voting or nonvoting) which is preferred as to the payment of dividends or distributions, or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.]

      "Preferred Stock or Public Offering" means an underwritten public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

      "Purchase Agreement" means the Purchase Agreement dated among the Company and the Initial Purchasers.

      "Public Market" means, for Debt Securities, Preferred Stock and Common Stock, a time when (x) a Public Offering has been consummated in respect of at least 15% of the total issued and outstanding principal amount of such Debt Securities and 15% of the total issued and outstanding shares of such Preferred Stock and Common Stock and (y) such Debt Securities, Preferred Stock and Common Stock are registered under Section 13(a) or 15(d) of the Exchange Act and the Company is current in its reporting thereunder.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers, dated ____________.

      "Regulation S" means Regulation S under the Securities Act.

      "Repurchase Price" means (a) in respect of a Warrant, the Current Market Value of the Debt Securities, Preferred Stock or Common Stock multiplied by the number of Warrant Shares that would be obtained if such Warrant were exercised on the date of repurchase and (b) in respect of a Warrant Share, the Current Market Value for the Debt Securities, Preferred Stock or Common Stock.

      "Rule 144A" means Rule 144A under the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933.

      "Transfer Restricted Securities" means the Warrants and the Debt Securities, Preferred Stock or Common Stock which may be issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when (i) it has been disposed of pursuant to a registration statement of the Company filed with the SEC and declared effective by the SEC that covers the disposition of such Transfer Restricted Security, (ii) it has been distributed pursuant to Rule 144 promulgated under the Securities Act (or any similar provisions under the Securities Act then in effect) or (iii) it has been otherwise transferred and may be resold without registration under the Securities Act.

      "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      "Warrant Certificates" mean the registered certificates issued by the Company under this Agreement representing the Warrants.

      "Warrant Custodian" means the custodian with respect to a Global Warrant (as appointed by the Depository) or any successor person thereto and shall initially be the Warrant Agent.

      "Warrant Shares" means the Principal Amount of Debt Securities, or number of shares of Preferred Stock or Common Stock, as the case may be (or any other securities), for which the Warrants are exercisable or which have been issued upon exercise of Warrants.

      SECTION 1.02.  Other Definitions.
                     ------------------

                                                    Defined in
                Term                                 Section
                ----                              -------------
     "Certificate Register".....................       2.03
     "Change of Control Equity Offer"...........       5.05(a)
     "Change of Control Equity Offer
        Expiration Date"........................       5.05(b)
     "Class A Holders"..........................       5.06
     "Common Stock".............................      Recitals
     "Company"..................................      Recitals
     "Exchangeable Preferred Stock".............      Recitals
     "Exercisability Date"......................       3.02(a)

     "Exercise Price"...........................       3.01
     "Expiration Date"..........................       3.02(b)
     "Global Warrant"...........................       2.01(a)
     "Holders"..................................      Recitals
     "Losses"...................................       5.03(d)
     "Managing Underwriter".....................       5.01
     "Offering".................................      Recitals
     "Regulation S".............................       2.01(a)
     "Repurchase Notice"........................       6.04(c)
     "Rule 144A"................................       2.01(a)
     "Securities Transfer Agent"................       3.05
     "Separation Date"..........................      Recitals
     "Successor Company"........................       4.05(a)
     "Transfer Agent"...........................       2.01
     "Triggering Date"..........................       5.04(a)
     "Units"....................................      Recitals
     "Warrants".................................      Recitals
     "Warrant Agent"............................      Recitals
     "Warrant Repurchase".......................       5.04(a)


          SECTION 1.03.  Rules of Construction.  Unless the text otherwise
                         ----------------------
requires:

           (i)   a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

         (iii)   "or" is not exclusive;

          (iv)   "including" means including, without limitation; and

          (v) words in the singular include the plural and words in the plural include the singular.


                                  ARTICLE II

                             Warrant Certificates
                             --------------------

          SECTION 2.01.  Form and Dating.  The Warrants shall be offered and
                         ----------------
sold by the Company pursuant to the Purchase Agreement. Each Warrant shall initially be issued as part of a Unit consisting of________. [Prior to the Separation Date, the Warrants may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Exchangeable Preferred Stock attached to such Warrants.] Prior to the Separation Date, the transfer agent for the Exchangeable Debt

Securities, Preferred Stock and Common Stock shall act as transfer agent ("Transfer Agent") for both the Warrants and the Exchangeable Debt Securities, Preferred Stock and Common Stock. Any request for transfer of a Warrant prior to the Separation Date made to the Transfer Agent shall be accompanied by the Exchangeable Debt Securities, Preferred Stock and Common Stock attached thereto and the Transfer Agent will not execute any such transfer without such Exchangeable Debt Securities, Preferred Stock and Common Stock attached thereto. Such Exchangeable Debt Securities, Preferred Stock and Common Stock will be duly endorsed and accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or the Holder's attorneys duly authorized in writing. In the event of the commencement of a registered exchange offer for the Exchangeable Debt Securities, Preferred Stock and Common Stock or a shelf registration statement with respect to the Exchangeable Debt Securities, Preferred Stock or Common Stock, the Company shall provide notice to the Transfer Agent and the Warrant Agent of the Separation Date not less than two Business Days prior to such date and the Company will cause the Transfer Agent to notify the Depository of such date. [In the event of a determination by the Initial Purchasers to separate the Warrants and the Exchangeable Debt Securities, Preferred Stock or Common Stock, the Company shall promptly, but in no event later than the next following Business Day after receiving notice of such determination, provide notice to the Transfer Agent and the Warrant Agent of the Separation Date and cause the Transfer Agent to notify the Depositary of such date.] In acting as the transfer agent for the Warrants prior to the Separation Date, the Transfer Agent shall be entitled to all the rights, privileges and immunities to which the Warrant Agent is entitled in performing such role pursuant to the terms of this Agreement.

          SECTION 2.02.  Execution and Countersignature. [Two] Officers shall
                         -------------------------------
sign the Warrant Certificate for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Warrant Certificate and may be in facsimile form.

          If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

          At any time and from time to time after the execution of this Warrant Agreement, the Warrant Agent or an agent reasonably acceptable to the Company shall upon receipt of a written order of the Company signed by __ Officers or by an Officer and either an Assistant Secretary or an Assistant Treasurer of the Company manually countersign for original issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided that the Warrant Agent shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such countersignature of Warrants. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

          The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Trustee manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

          SECTION 2.03.  Certificate Register.  The Warrant Agent shall keep a
                         ---------------------
register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates.

          SECTION 2.04.  Transfer and Exchange. (a)  Legend.  (i)  Except as
                         ----------------------      -------
permitted by the following paragraphs (ii) and (iii), each Warrant certificate evidencing the [Global Warrants (and all Warrants and Warrant Shares issued in exchange therefor or in substitution thereof)] shall bear a legend in substantially the following form:

     "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY INTO WHICH SUCH SECURITY IS EXCHANGEABLE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY

     (i) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (v) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security pursuant to Rule 144 under the Securities Act, the Warrant Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Warrant that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder provides to the Warrant Agent an Opinion of Counsel acceptable to the Warrant Agent and the Company to the effect that the request for such exchange was made in reliance on Rule 144.

          (iii) After a transfer of any Warrants during the period of the effectiveness of a Shelf Registration Statement with respect to such Warrants, all requirements pertaining to legends on such Warrant will cease to apply, the requirements requiring any such Warrant issued to certain Holders to be issued in global form will cease to apply, and a certificated Warrant without legends will be available to the transferee of the Holder of such Warrants upon exchange of such transferring Holder's certificated Warrant.

          (b)   Obligations with Respect to Transfers and Exchanges of Warrants.
                ---------------------------------------------------------------
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign certificated Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

          (iii) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name a Warrant is registered as the absolute owner of such Warrant, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          (iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

          (c)   No Obligation of the Warrant Agent. (i)  The Warrant Agent shall
                ----------------------------------
have no responsibility or obligation with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.05.  Replacement Certificates.  If a mutilated Warrant
                         -------------------------
Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the

Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

          SECTION 2.06.  Outstanding Warrants.  Warrants outstanding at any time
                         ---------------------
are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancelation. A Warrant does not cease to be outstanding because the Company or an Affiliate of the Company holds the Warrant.

          If a Warrant Certificate is replaced pursuant to Section 2.05, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

          SECTION 2.07.  Temporary Certificates.  Until definitive Warrant
                         -----------------------
Certificates are ready for delivery, the Company may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. [Without unreasonable delay following the occurrence of either of the events specified in Section [Refers to a Section I took out of the document], (refers to section no longer in document) the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.]

          SECTION 2.08.  Cancelation.  (a)  In the event the Company shall
                         ------------
purchase or otherwise acquire Certificated Warrants, the same shall thereupon be delivered to the Warrant Agent for cancelation.

          (b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

          SECTION 2.09.  CUSIP Numbers.  The Company in issuing the Warrants may
                         --------------
use "CUSIP" numbers (if then generally in use) and, if so, the Warrant Agent shall use "CUSIP" numbers in notices as a convenience to Holders; provided,
                                                                  --------
however, that any such notice may state that no representation is made as to the
-------
correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.


                                  ARTICLE III

                                Exercise Terms
                                --------------

          SECTION 3.01.  Exercise Price.  Each Warrant shall initially entitle
                         ---------------
the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase either a principal amount of $_____ of Debt Securities for an exercise price of $_____ (the "Debt Securities Exercise Price"), _____ shares of Preferred Stock for an exercise price of $_____ (the "Preferred Stock Exercise Price"), or ____ shares of Common Stock for a per share exercise price of $______ (the "Common Stock Exercise Price" along with the Debt Securities Exercise Price and the Preferred Stock Exercise Price, the "Exercise Price").

          SECTION 3.02.  Exercise Periods.  (a)  Subject to the terms and
                         -----------------
conditions set forth herein, the Warrants shall be exercisable at any time or from time to time on any Business Day on or after the earliest to occur of (i) the first anniversary of the Issue Date and (ii)(a) the occurrence of a Change of Control, (b)(1) 90 days after an Initial Public Offering or (2) upon the closing of an Initial Public Offering by the Company but only in respect of Warrants required to be exercised in order to permit the Holder thereof to sell shares in such Initial Public Offering as permitted under Section [6.01][7.01],
(c) a consolidation, merger or purchase of assets involving the Company or any of its subsidiaries that results in the Common Stock becoming subject to registration under the Exchange Act, (d) an Extraordinary Cash Dividend, or (e) the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company. The earliest to occur of the dates described in the foregoing clauses (i) and (ii) shall be referred to herein as the "Exercisability Date". The Company shall notify the Warrant Agent of the occurrence of the Exercisability Date.

          (b) No Warrant shall be exercisable after ______________ (the "Expiration Date").

          SECTION 3.03.  Expiration.  A Warrant shall terminate and become void
                         -----------
as of the earlier of (i) the close of business on the Expiration Date or (ii) the date such Warrant is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided,
                                                                --------
however, that notwithstanding that the Company may fail to give notice as
-------
provided in this Section 3.03, the Warrants will terminate and become void on the Expiration Date.

          SECTION 3.04.  Manner of Exercise.  Warrants may be exercised upon (i)
                         -------------------
surrender to the Warrant Agent of the Warrant Certificates, together with the form of election to purchase Debt Securities, Preferred Stock or Common Stock in the form of Exhibit B hereto duly filled in and signed by the Holder thereof and
(ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Such payment shall be made (a) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (b) by the surrender of one or more Warrant Certificates (and without the payment of the Exercise Price in cash) in exchange for such principal amount of Debt Securities, or such number of shares of Preferred Stock or Common Stock, as the case may be, equal to the product of (1) the principal amount of Debt Securities, or such number of shares of Preferred Stock or Common Stock, as the case may be, for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) the Cashless Exercise Ratio. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the principal amount of Debt Securities, or such number of shares of Preferred Stock or Common Stock, as the case may be, deliverable upon a Cashless Exercise shall be equal to the product of the principal amount of Debt Securities, or such number of shares of Preferred Stock or Common Stock, as the case may be, issuable in respect of those Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of Warrant Certificates pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant

Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the expiration of the Expiration Date, a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

          SECTION 3.05.  Issuance of Warrant Shares.  Upon the surrender of
                         ---------------------------
Warrant Certificates as set forth in Section 3.04, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Debt Securities, Preferred Stock or Common Stock ("Securities Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price.

          SECTION 3.06.  Fractional Warrant Shares.  The Company shall not be
                         --------------------------
required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company may pay an amount in cash equal to the Current Market Value for one Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

          SECTION 3.07.  Reservation of Warrant Shares.  The Company shall at
                         ------------------------------
all times keep reserved out of its aggregate principal amount of Debt Securities and authorized shares of Preferred Stock and Common Stock, a principal amount of Debt Securities and a number of shares of Preferred Stock and Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Debt Securities, Preferred Stock and Common Stock shall at all times until the Expiration Date, or the time at which all Warrants have been exercised or canceled, reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in
Section 3.06. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

          Before taking any action which would cause an adjustment pursuant to
Article IV to reduce the Exercise Price below the principal amount of Debt Securities and then par value of the Preferred Stock and Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable principal amounts of Debt Securities and shares of Preferred Stock and Common Stock at the Exercise Price as so adjusted.

          The Company covenants for the benefit of Holders of Warrants and Warrant Shares that the total principal amount of Debt Securities, and all shares of Preferred Stock and Common Stock which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

          SECTION 3.08.  Compliance with Law.  (a)  Notwithstanding anything in
                         --------------------
this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) an exemption from the registration requirements is available under the Securities Act for the issuance of the Warrant Shares (and the delivery of any other securities for which the Warrants may at the time be exercisable) at the time of such exercise.

          (b) If any Debt Securities or shares of Preferred Stock or Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

                                   ARTICLE IV

                                   Covenants
                                   ---------

          From and after the Closing Date and until the earlier of the Expiration Date or the exercise of all outstanding Warrants:

          SECTION 4.01.  Corporate Existence.  The Company will preserve and
                         --------------------
keep in full force and effect its corporate or other existence and all licenses and permits necessary to the proper conduct of the business of the Company, taken as a whole.

          SECTION 4.02.  Insurance.  At the reasonable request of Holders
                         ----------
representing a majority of the outstanding Warrants, the Company will maintain insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for companies of established reputation engaged in the same or a similar business and owning and operating similar properties.

          SECTION 4.03.  Taxes, Claims for Labor and Materials, Compliance with
                         ------------------------------------------------------
Laws; Liens.  (a)  The Company will promptly pay and discharge (i) all lawful
------------
taxes, assessments and governmental charges or levies imposed upon the Company, or upon or in respect of all or any part of the property or business of the Company, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company; provided, however,
                                                             --------  -------
that the Company shall be required to pay or discharge any such tax, assessment, charge, levy, account payable or claim if (y) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings, the pendency of which will prevent the forfeiture or sale of any property of the Company or any material interference with the use thereof by the Company, and (z) the Company shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

          (b) The Company shall not create or permit to exist any lien, security interest or other encumbrance on any of its properties, other than liens existing on the date hereof.

          SECTION 4.04.  Maintenance.  Except as the same may be replaced or
                         ------------
become surplus to the needs of the Company, the Company will maintain, preserve and keep its properties which are used or useful in the conduct of the business of the Company, taken as a whole (whether owned in fee or a leasehold interest), in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

          SECTION 4.05.  Nature of Business.  The Company will not engage in any
                         -------------------
business if, as a result, the general nature of the business which would then be engaged in by the Company would be substantially changed from the general nature of the business engaged in by the Company on the date hereof.

          SECTION 4.06.  Transactions with Affiliates.  The Company shall not
                         -----------------------------
enter into or be a party to any transaction or arrangement with any Affiliate (including the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate).

          SECTION 4.07.  Reports and Rights of Inspection. The Company shall
                         ---------------------------------
keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this
Section 4.07 and concurred in by the independent public accountants referred to in Section 4.07(b) hereof), and will furnish to each Holder (or cause to be furnished to each Holder):

          (a) Quarterly Statements.  As soon as available and in any event
              ---------------------
     within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

               (1) consolidated balance sheets of the Company as of the close of such quarterly fiscal period,

               (2) consolidated statements of income and stockholders' equity of the Company for such quarterly fiscal period, and

               (3) consolidated statements of cash flows of the Company for the portion of the fiscal year ending with such quarter,

in each case setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Company.

          (b) Annual Statements.  As soon as available and in any event within
              ------------------
     120 days after the close of each fiscal year of the Company, copies of:

               (1) consolidated balance sheets of the Company as of the close of such fiscal year,

               (2) consolidated statements of income and stockholders' equity of the Company for such fiscal year, and

               (3) consolidated statements of cash flows of the Company for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that such annual financial statements present fairly, in all material respects, the financial condition of the Company in accordance with GAAP and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

          (c)  Audit Reports.  Promptly upon receipt thereof, one copy of each
               --------------
     interim or special audit made by independent accountants of the books of the Company and any management letter received from such accountants.

          (d)  SEC and Other Reports.  Promptly upon their becoming available,
               ----------------------
     one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus, filed by the Company or any of their respective subsidiaries with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings brought by any governmental agency,

     Federal, State or foreign, to which the Company is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries.

          (e)  Officers' Certificates. Within the periods provided in paragraphs
               -----------------------
     (a) and (b) above, a certificate of the Company signed by an authorized financial officer of the Company stating that the Company has reviewed the provisions of this Agreement and setting forth whether there existed as of the date of such financial statements and whether there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto.

          (f)  Accountant's Certificates.  Within the period provided in
               --------------------------
     paragraph (b) above, a certificate of the accountants who report on such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under or any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof.

          (g)  Requested Information.  With reasonable promptness, such other
               ----------------------
     data and information as you or any such Holder may reasonably request.

Without limiting the foregoing, the Company will permit each Holder of the then outstanding Warrants (or such Persons as either you or such Holder may designate) to visit and inspect, under the Company's guidance, any of the properties of the Company, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you, in the presence of a representative of the Company (unless such representative refuses or otherwise fails to participate after receiving reasonable notice) the finances and affairs of the Company) all at such reasonable times and as often as may be reasonably requested.

          SECTION 4.08.  Repurchase of Warrants.  Neither the Company nor any
                         -----------------------
affiliate controlling, controlled by or under common control with the Company, directly or indirectly, may repurchase or make any offer to repurchase any Warrants unless an offer has been made to repurchase Warrants, pro rata, from all holders of the Warrants at the same time and upon the same terms. Any Warrant directly or indirectly held by an Affiliate of the Company shall not be deemed to be "outstanding" for purposes of any provision of this Agreement involving an amendment, waiver, consent or other action to be taken by the holders of the Warrants.

          [SECTION 4.09.  Capitalization.  Schedule 4.09 hereto sets forth a
                          ---------------
complete and accurate list of all outstanding equity securities of the Issuer (including securities that are exercisable, convertible or exchangeable for equity securities of such Issuer), and all commitments, written or otherwise, relating to the issuance in the future of any such securities. - NOTE: If this section is kept we need to prepare a Schedule outlining the above.]

          SECTION 4.10.  Letter Agreements.  On the date hereof, the Issuer
                         ------------------
shall duly execute and deliver to the Warrant Agent a Letter Agreement substantially in the form of Annex A hereto. In connection with the exercise by a Holder of Warrants for the purchase of Shares of the Issuer, the Warrant Agent shall deliver to such Holder, together with certificates evidencing the Shares issuable in connection with such exercise, a copy of such executed Letter Agreement (keeping the original execution copy in its own files). The Issuer hereby agrees for the benefit of each Holder that such Letter Agreement may be enforced in accordance with its terms by such Holder without the production into evidence of the original executed version of such Letter Agreement.

                                   ARTICLE V

                            Antidilution Provisions
                            -----------------------

          SECTION 5.01.  Changes in Preferred Stock or Common Stock.  In the
                         -------------------------------------------
event that at any time or from time to time the Company shall (i) pay a dividend or make a distribution on its Preferred Stock or Common Stock in shares of its Preferred Stock or Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Preferred Stock or Common Stock into a larger number of shares of Preferred Stock or Common Stock, (iii) combine its outstanding shares of Preferred Stock or Common Stock into a smaller number of shares of Preferred Stock or Common Stock or (iv) increase or decrease the number of shares of Preferred Stock or Common Stock outstanding by reclassification of its Preferred Stock or Common Stock, then the number of shares of Preferred Stock or Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Preferred Stock or Common Stock upon exercise of such Warrant that such Holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Preferred Stock or Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 5.01 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Preferred Stock or Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          SECTION 5.02.  Changes in Debt Securities.  [Do we need this section?]
                         ---------------------------

          SECTION 5.03.  Cash Dividends and Other Distributions.  [Q:  Do
                         ----------------------------------------
interest payments on Debt Securities qualify as "distributions"?] In case at any time or from time to time the Company shall distribute to holders of Preferred Stock or Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (x) any dividend or distribution described in Section 5.01, (y) any rights, options, warrants or securities described in Section ____ and Section ____ and (z) any cash dividends or distributions from current or retained earnings other than Extraordinary Cash Dividends), then the number of shares of Preferred Stock or Common Stock purchasable upon the exercise of each Warrant immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Preferred Stock or Common Stock purchasable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Preferred Stock or Common Stock on the record date for such distribution, and the denominator of which shall be such Current Market Value per share of Preferred Stock or Common Stock less the sum of (x) any cash distributed per share of Preferred Stock or Common Stock and (y) the fair value (the "Fair Value") (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Preferred Stock or Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the
                                               --------  -------
Company is not required to make an adjustment pursuant to this Section 5.03 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Preferred Stock or Common Stock pro rata based on the number of shares of Preferred Stock or Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 5.03 which shall have the effect of decreasing the number of shares of Preferred Stock or Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

          SECTION 5.04.  Debt Security Issue.  In the event that at any time or
                         --------------------
from time to time the Company shall issue a principal amount of Debt Securities for a consideration that is less than the Current Market Value [per unit?] of the Debt Security as of the issuance date of such Debt Security, the principal amount of Debt Securities purchasable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the principal amount of Debt Securities purchasable upon exercise of each Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the aggregate principal amount of Debt Securities outstanding immediately preceding the issuance of such shares plus the additional principal amount of Debt Securities to be issued in such transaction, and the denominator of which shall be the aggregate principal amount of Debt Securities out-standing immediately preceding the date for the issuance of such shares plus the total principal amount of Debt Securities which the aggregate consideration expected to be received by the Company upon the issuance of such Debt Securities (as determined by the Board of Directors of the Company acting in good faith, whose determination shall be evidenced by a board resolution) would purchase at the

Current Market Value [per unit?] of Debt Security as of the date of such issuance. In the event of any such adjustment, the Debt Securities Exercise Price shall be adjusted to a number determined by dividing the Debt Securities Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such shares are issued. No adjustment shall be made pursuant to this
Section 5.12 which shall have the effect of decreasing the principal amount of Debt Securities purchasable upon exercise of each Warrant or of increasing the Debt Securities Exercise Price.

          SECTION 5.05.  Preferred Stock Issue.  In the event that at any time
                         ----------------------
or from time to time the Company shall issue shares of Preferred Stock for a consideration per share that is less than the Current Market Value per share of Preferred Stock as of the issuance date of such shares, the number of shares of Preferred Stock purchasable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the number of shares of Preferred Stock purchasable upon exercise of each Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding immediately preceding the issuance of such shares plus the number of additional shares of Preferred Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Preferred Stock outstanding immediately preceding the date for the issuance of such shares plus the total number of shares of Preferred Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares (as determined by the Board of Directors of the Company acting in good faith, whose determination shall be evidenced by a board resolution) would purchase at the Current Market Value per share of Preferred Stock as of the date of such issuance. In the event of any such adjustment, the Preferred Stock Exercise Price shall be adjusted to a number determined by dividing the Preferred Stock Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such shares are issued. No adjustment shall be made pursuant to this Section 5.12 which shall have the effect of decreasing the number of shares of Preferred Stock purchasable upon exercise of each Warrant or of increasing the Preferred Stock Exercise Price.

          SECTION 5.06.  Common Stock Issue.  In the event that at any time or
                         -------------------
from time to time the Company shall issue shares of Common Stock for a consideration per share that is less than the Current Market Value per share of

Common Stock as of the issuance date of such shares, the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares plus the number of additional shares of Common Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such shares plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares (as determined by the Board of Directors of the Company acting in good faith, whose determination shall be evidenced by a board resolution) would purchase at the Current Market Value per share of Common Stock as of the date of such issuance. In the event of any such adjustment, the Common Stock Exercise Price shall be adjusted to a number determined by dividing the Common Stock Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such shares are issued. No adjustment shall be made pursuant to
Section 5.12 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Common Stock Exercise Price.

          SECTION 5.07.  Issuance of Rights or Options.  In the event that at
                         ------------------------------
any time or from time to time the Company shall issue rights, options or warrants to acquire, or securities convertible or exchangeable into Debt Securities, Preferred Stock or Common Stock entitling the holders thereof to subscribe for or purchase a principal amount of Debt Securities, or shares of Preferred Stock or Common Stock, at a price per share that is less than the Current Market Value of Debt Securities, or shares of Preferred Stock or Common Stock, in effect immediately prior to such issuance, the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock, purchasable upon the exercise of each Warrant immediately after such issuance shall be determined by multiplying the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock, purchasable upon exercise of each Warrant immediately prior to such issuance by a fraction, the numerator of which shall be the principal amount of Debt Securities, Preferred Stock or Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the number of additional principal amount of Debt Securities, or number of shares of Preferred Stock or Common Stock, offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the principal amount of shares of Debt Securities, or number of shares of Preferred Stock or Common Stock, outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the total principal amount of shares of Debt Securities, or number of shares of Preferred Stock or Common Stock, which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined by the Board of Directors of the Company acting in good faith, whose determination shall be evidenced by a board resolution) would purchase at the Current Market Value of Debt Securities, or per share of Preferred Stock or Common Stock, as of the record date. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 5.07 which shall have the effect of decreasing the principal amount of Debt Securities, or number of shares of Preferred Stock or Common Stock, purchasable upon exercise of each Warrant or of increasing the Exercise Price.

          SECTION 5.08.  Combination; Liquidation. (a)  Except as provided in
                         -------------------------
Section 5.08(b), in the event of a Combination, the Holders shall have the right to receive upon exercise of the Warrants such number of shares of Capital Stock or other securities or property which such Holder would have been entitled to receive upon completion of or as a result of such Combination had such Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 5.08(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The provisions of this Section 5.08(a) shall similarly apply to successive Combinations involving any Successor Company.

          (b) In the event of (i) a Combination where consideration to the holders of Debt Securities, Preferred Stock or Common Stock in exchange for their principal amount or their shares, as the case may be, is payable solely in cash, or (ii) in the event of the dissolution, liquidation or winding-up of the Company, then the Holders of the Warrants will be entitled to receive such cash distributions on an equal basis with the holders of Debt Securities, Preferred Stock or Common Stock or other Securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

          In the event of any Combination described in this Section 5.08(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

          SECTION 5.09.  Tender Offers; Exchange Offers.  In the event that the
                         -------------------------------
Company or any subsidiary of the Company shall purchase shares of Preferred Stock or Common Stock pursuant to a tender offer or an exchange offer for a price per share of Preferred Stock or Common Stock that is greater than the then Current Market Value per share of Preferred Stock or Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Company, or such subsidiary of the Company, shall offer to purchase Warrants for comparable consideration per share of Preferred Stock or Common Stock based on the number of shares of Preferred Stock or Common Stock which the Holders of such Warrants would receive upon exercise of such Warrants; provided, however, that if a tender offer is made for
                           --------  -------
only a portion of the outstanding shares of Preferred Stock or Common Stock, then such offer shall be made for Warrants in the same pro rata proportion.

          SECTION 5.10.  Other Events.  If any event occurs as to which the
                         -------------
foregoing provisions of this Article V are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the principal amount of Debt Securities, or number of shares of Preferred Stock or Common Stock subject to purchase upon exercise of this Warrant.

          SECTION 5.11.  Superseding Adjustment.  Upon the expiration of any
                         -----------------------
rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article V, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only Debt Securities, or shares of Preferred Stock or Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the Debt Securities, or shares of Preferred Stock or Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) Debt Securities, or shares of Preferred Stock or Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such
                                     --------  -------
readjustment shall (except by reason of an intervening adjustment under Section 5.01) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

          SECTION 5.12.  Minimum Adjustment.  The adjustments required by the
                         -------------------
preceding Sections of this Article V shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of a principal amount of Debt Securities, and/or shares of Preferred Stock or Common Stock, as provided for in Section 5.01) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least [1%] the Exercise Price or the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
Article V and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article V, fractional interests in Debt Securities, Preferred Stock or Common Stock shall be taken into account to the nearest one-hundredth of a share.

          SECTION 5.13.  Notice of Adjustment.  Whenever the Exercise Price or
                         ---------------------
the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 8.07. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of the Debt Securities, or any shares of Preferred Stock or Common Stock.

          SECTION 5.14.  Notice of Certain Transactions.  In the event that the
                         -------------------------------
Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Preferred Stock or Common Stock or to make any other distribution to the holders of its Debt Securities, Preferred Stock or Common Stock, (b) to effect any capital reorganization, consolidation or merger or (c) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or in the event of a tender offer or exchange offer described in Section 5.08, the Company shall within 5 days send to the Warrant Agent and the Warrant Agent shall within 5 days send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer, such notice to be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution, or the date such issuance or event is to take place and the date of participation therein by the holders of Debt Securities, Preferred Stock or Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Debt Securities, Preferred Stock or Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given as promptly as possible and, in the case of any action covered by clause (a) above, at least 10 days prior to the record date for determining holders of the Debt Securities, Preferred Stock or Common Stock for purposes of such action and, in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Debt Securities, Preferred Stock or Common Stock, whichever shall be the earlier.

          SECTION 5.15.  Adjustment to Warrant Certificate. The form of Warrant
                         ----------------------------------
Certificate need not be changed because of any adjustment made pursuant to this
Article V, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                  ARTICLE VI

                      Registration and Repurchase Rights
                      ----------------------------------


          SECTION 6.01.  Registration Rights.  (a) If the Company proposes to
                         --------------------
sell a principal amount of Debt Securities, or shares of Preferred Stock or Common Stock in a Public Offering, then the Company shall in each case give written notice, not later than the date of the initial filing of a registration statement related to such Public Offering, of such proposed Public Offering to the Holders of Warrants and Warrant Shares and such notice shall offer to the Holders the opportunity to include in such Public Offering such number of Warrant Shares as such Holders may request. Within 20 days after receipt of such notice, the Holders of Warrants and Warrant Shares (the "Requesting Holders") shall, subject to the following sentence, have the right by notifying the Company in writing to require the Company to include in the registration statement relating to such Public Offering such number of Warrant Shares as such Holder may request. Notwithstanding the foregoing, if at any time the managing underwriter or underwriters of such Public Offering (the "Managing Underwriter") shall advise the Company in writing (and shall deliver a copy thereof to the Warrant Agent) that, in its opinion, the total principal amount or number of shares proposed to be sold exceeds the maximum principal amount or number of shares which the Managing Underwriter believes may be sold without materially adversely affecting the price, timing or distribution of the Public Offering, then the Company will be required to include only that principal amount or number of shares which the Managing Underwriter believes may be sold without causing such adverse effect in the following order: (i) all the principal amount or shares that the Company proposes to sell in such Public Offering, (ii) all the principal amount or shares that are proposed to be sold by any holder of Debt Securities, Preferred Stock or Common Stock of the Company who is exercising a demand registration right existing on the Issue Date, if such Public Offering is being made pursuant to such demand and (iii) principal amounts or shares of the Requesting Holders and all other shares that are proposed to be sold by any holder of Debt Securities, Preferred Stock or Common Stock of the Company on a pro rata basis in an aggregate number which is equal to the difference between the maximum principal amount or number of shares that may be distributed in such Public Offering as determined by the Managing Underwriter and the principal amount or number of shares to be sold in such Public Offering pursuant to clauses (i) and (ii) above. The Company will have the right to postpone or withdraw any registration statement relating to a Public Offering described under this Section 6.01(a) prior to the effective date without obligation to any Requesting Holder.

          (b) In the event that the principal amount or shares of the Requesting Holders are excluded from a Public Offering as a result of the last sentence of Section 6.01(a), holders of more than 50% of the Warrant Shares (whether outstanding or subject to issuance upon exercise of outstanding Warrants) that have not been sold pursuant to a registration statement may request the Company to register, on one occasion only, all of their Warrant Shares (and those of any other holder of Warrant Shares that have not been sold pursuant to a registration statement) in connection with a firm underwritten Public Offering. The request by such holders shall specify the approximate principal amount or number of shares requested to be registered. The Company shall, at its cost, as promptly as practicable (but in no event more than 45 days after so requested pursuant to this Section 6.01(b)) file with the SEC and thereafter shall use its best efforts to cause to be declared effective a registration statement on an appropriate form under the Securities Act. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other Holders of Warrants and Warrant Shares and shall include in such registration all Warrant Shares with respect to which the Company has received written requests for inclusion therein within 15 business days after the receipt of the Company's notice by the applicable Holder. The Company may also include in such registration additional principal amounts or shares proposed to be sold by it or by any other holder of Debt Securities, Preferred Stock or Common Stock; provided, however, that if the
                                             --------  -------
Managing Underwriter advises the Company in writing that in its opinion the amount or number of securities requested to be included in such registration exceeds the amount or number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the Warrant Shares, (ii) second, the amount or shares that the Company proposes to sell, and (iii) third, all other amounts or shares that are proposed to be sold by any other holders of Debt Securities, Preferred Stock or Common Stock of the Company on a pro rata basis in an aggregate number which is equal to the difference between the maximum principal amount or number of shares that may be distributed in such Public Offering as determined by the Managing Underwriter and the principal amount or number of shares to be sold in such Public Offering pursuant to clauses (i) and (iii) above. All registration expenses (other than underwriting commissions and discounts payable in respect of shares sold by holders of Warrant Shares) shall be paid by the Company in the case of any and all registrations governed by this Section 6.01.

          (c) Notwithstanding the provisions of Section 6.01(b), if, while a registration request is pending pursuant to Section 6.01(b), the Company determines in the good faith judgment of the Board that the filing of a registration statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with SEC requirements, the Company shall not be required to commence using its best efforts to effect a registration pursuant to Section 6.01(b) until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 60 days after the Company makes such good faith determination.

          SECTION 6.02.  Preparation and Filing.  (a)  Whenever the Company is
                         -----------------------
required to include in a registration statement, or to effect the registration, of any Warrant Shares pursuant to Section 6.01 or 6.04 in connection with an offer and sale thereof, the Company will as expeditiously as possible:

          (i) prepare and file with the SEC a registration statement with respect to such Warrant Shares and use its best efforts to cause such registration statement to promptly become and remain effective for the period set forth in subsection (ii) below and promptly notify the Holders of Warrants and Warrant Shares (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and (z) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 90 days after the effective date of such registration statement (or such shorter period to the extent necessary to permit the completion of the sale or distribution of such securities within such period);

          (iii) furnish to such Holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), reports on Forms 10-K and 10-Q (or their equivalents) which the Company shall have filed with the SEC and financial statements, reports and proxy statements mailed to shareholders of the Company as such Holders may reasonably request in order to facilitate the disposition of the Warrant Shares being sold;

          (iv) use its best efforts to register or qualify, not later than the effective date of any filed registration statement, the Warrant Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as such Holders reasonably request; provided
                                                                    --------
     that the Company will not be required to (A) qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any jurisdiction where it is not subject to taxation, (C) consent to general service of process in any jurisdiction where it is not subject to general service of process or (D) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Warrant Shares covered by the registration statement;

          (v) make available, upon reasonable notice and during business hours, for inspection by the Managing Underwriter or underwriters for the Warrant Shares (and their counsel) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibilities and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the registration statement; provided, however, that any such Inspector shall first agree
                --------  -------
     in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Inspector, unless (A) disclosure of such information is required by a court or administrative order or is necessary to respond to inquiries of regulatory authorities, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of a registration statement or the use of any prospectus referred to in this Agreement), (C) such information generally becomes available to the public other than as a result of a disclosure or failure to safeguard any such information by any Inspector or (D) such information becomes available to any such Inspector from a source other than the Company or its agents and such source is not bound by a confidentiality agreement; provided, however, that prior to the
                                           --------  -------
     disclosure of such information by such Inspector pursuant to clauses (A) or
     (B) above, such Inspector shall provide the Company with prompt written notice of such proposed disclosure to permit the Company to seek an appropriate protective order preventing such disclosure, but it is understood that the Inspector may comply with the requirements of law.

          (vi) obtain a comfort letter from the Company's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as the Managing Underwriter or underwriters for the Warrant Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such Managing Underwriter or underwriters reasonably request;

          (vii) obtain an opinion of counsel dated the effective date of the registration statement (and as of such other dates as the Managing Underwriter or underwriters for the Warrant Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such Managing Underwriter or underwriters reasonably request;

          (viii) during the period when the registration statement is required to be effective, notify such Holders of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (ix) in the case of an underwritten offering, enter into an underwriting agreement containing customary terms, including such indemnity and contribution provisions as the managing underwriter or underwriters customarily require or may reasonably require;

          (x) cause such Warrant Shares to be traded on each securities exchange on which similar securities issued by the Company are then traded, provided that the Company is eligible to do so under applicable listing requirements; and

          (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (b) The Holders participating in such offering shall timely furnish to the Company such information regarding the distribution of such Warrant Shares as the Company may from time to time reasonably request.

          (c) The Holders agree that upon the receipt of any notice from the Company of the happening of any event of the kind described in paragraph
(a)(viii) above, they will forthwith discontinue, and cause any underwriter acting on their behalf to agree to discontinue the disposition of Warrant Shares pursuant to the registration statement covering such Warrant Shares until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(viii) above.

          SECTION 6.03.  Indemnification.  (a)  In connection with any
                         ----------------
registration statement contemplated by this Agreement, the Company agrees to indemnify and hold harmless each Holder of Warrants or Warrant Shares covered thereby, the directors, officers and employees of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement as originally filed or in any amendment thereof, or in any preliminary prospectus or prospectuses contained therein, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or the underwriter specifically for inclusion therein, and (ii) the Company will not be liable to any indemnified party under these provisions with respect to any registration statement or prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the prospectus during a period when the use of the prospectus has been suspended in accordance with Section 6.02(a)(viii), hereof; provided, in each case, that such Holders
                                    --------
received prior notice of such suspension. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          The Company also agrees to indemnify or contribute to Losses, as provided in Section 6.03(d), of any underwriters of Warrant Shares registered under a registration statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holders of Warrants or Warrant Shares covered by a registration statement as provided in this Section 6.03(a); provided, however,
                                                            --------  -------
that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any registration statement or prospectus the indemnity agreement contained in this Section 6.03(a) shall not inure to the benefit of any underwriter that sold the Warrant Shares concerned to the Person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such underwriter and any such loss, claim, damage or liability of such underwriter results from the fact that there was not sent or given to such Person, at or prior to the written confirmation of the sale of such Warrant Shares to such Person, a copy of the registration statement or the prospectus or any amendment or supplement thereto (exclusive of any supplementary material included therein but not attached thereto) if the Company had previously furnished copies thereof to such underwriter. The

Company also shall, if requested by any Holder of Warrants or Warrant Shares covered by a registration statement, enter into an underwriting agreement containing customary terms and conditions, including those related to indemnification.

          (b) Each Holder of Warrants or Warrant Shares covered by a registration statement severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such registration statement and (iv) each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c)  Promptly after receipt by an indemnified party under this Section
6.03 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.03, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such
                                             --------  -------
counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that the
                                                  --------  -------
indemnifying party shall be obligated to pay for only one such separate counsel for all indemnified parties in each action or related group of actions. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6.03 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the registration statement which resulted in such Losses; provided, however, that in no case shall any subsequent
                         --------  -------
holder of any Warrant Share be responsible, in the aggregate, for any amount in excess of the dollar amount of the proceeds received by the Holder of any Warrant Share from the sale of such Holder's Warrant Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.03, each person who controls a Holder of Warrants or Warrant Shares covered by a registration statement within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed such registration statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section 6.03 will remain in full force and effect, regardless of any investigation made by or on behalf of any holder or the Company or any of the officers, directors or controlling persons referred to in this Section 6.03 hereof, and will survive the sale by a Holder of Warrants or Warrant Shares covered by a registration statement.


          SECTION 6.04.  Repurchase of Warrants.  (a)  In the event that a
                         -----------------------
Public Market does not exist for the Common Stock on the fifth anniversary of the Issue Date (the "Triggering Date"), the Company will be required, at its option, to (i) make an offer to purchase (the "Warrant Repurchase") all outstanding Warrants and Warrant Shares issued by it in cash at the Repurchase Price no later than 120 days after the Triggering Date or (ii) take all necessary action at its own expense to cause all the Warrant Shares issued or issuable by it to be registered with the SEC pursuant to an effective shelf registration statement under the Securities Act (including the filing and making available to holders of Warrant Shares and their designees a prospectus meeting the requirements of Section 10(a)(3) thereunder) and in accordance with applicable state securities laws no later than 120 days after the Triggering

Date. In connection with such a registration statement, the Company shall comply with the procedures and conditions specified in Section 6.02 and the indemnification provisions of Section 6.03 shall apply.

          (b) If a Public Offering relating to the Company occurs at any time between the Triggering Date and 90 days after the expiration date for a Warrant Repurchase pursuant to the preceding paragraph, the Company will pay to each Holder of Warrants or Warrant Shares that were purchased in such Warrant Repurchase an amount in cash equal to the sum of (i) the number of Warrants purchased by the Company multiplied by the excess, if any, of (A) the value, as determined pursuant to the terms of such Public Offering (net of applicable underwriting discounts and placement fees) of the number of Warrant Shares issuable upon the exercise of one Warrant over (B) the Repurchase Price paid by the Company for each Warrant in such Warrant Repurchase and (ii) the number of Warrant Shares purchased by the Company multiplied by the excess, if any, of (A) the value, determined as aforesaid, of the Warrant Shares over (B) the Repurchase Price paid by the Company for each Warrant Share in such offer.

          (c)  Notice of Warrant Repurchase.   As promptly as practicable
               -----------------------------
following the Triggering Date, in the event the Company elects to effect a Warrant Repurchase, the Company shall give notice of the terms of the Warrant Repurchase (a "Repurchase Notice") to each Holder, as of the Triggering Date, of then outstanding Warrants and Warrant Shares. Each Repurchase Notice: (i) shall be given by the Company directly to all Holders of the Warrants and Warrant Shares, with a copy to the Warrant Agent and (ii) shall be given within five Business Days after the Triggering Date and shall specify (A) the manner in which Warrants and Warrant Shares may be surrendered to the Warrant Agent for repurchase by the Company, (B) the Repurchase Price at which the Warrants and Warrant Shares will be repurchased by the Company, (C) the name of the independent appraisal firm, if any, whose valuation of the Debt Securities, Preferred Stock or Common Stock was utilized in connection with determining such Repurchase Price and (D) that payment of the Repurchase Price will be made by the Warrant Agent.

          (d)  Payment for Warrants.  (i)  To receive payment for any
               ---------------------
unexercised Warrants and any Warrant Shares pursuant to this Section 6.04, each Holder thereof shall, except as otherwise provided herein, surrender to the Warrant Agent the Warrant Certificates evidencing such Holder's Warrants and certificates evidencing such Holder's Warrant Shares.

          (ii) As promptly as practicable following the Triggering Date, the Company shall deposit with the Warrant Agent funds sufficient to make payment for all unexercised Warrants and all Warrant Shares. After receipt of such deposit from the Company, the Warrant Agent shall make payment to each Holder, by delivering a check in an amount equal to the Repurchase Price for each Warrant and each Warrant Share surrendered by such Holder in accordance with this Section 6.04, to such Person or Persons as it may be directed in writing by any Holder surrendering Warrant Certificates or Warrant Shares, net of any transfer taxes required to be paid in the event that the check is to be delivered to a Person other than the Holder. Any funds not used to pay for Warrants or Warrant Shares within 180 days after the Triggering Date shall be promptly returned to the Company.

          (e)  Compliance with Laws.  Notwithstanding anything contained in this
               ---------------------
Section 6.04, if the Company is required to comply with laws or regulations in connection with making the Warrant Repurchase, such laws or regulations shall govern the making of such Warrant Repurchase. The Company shall immediately notify the Warrant Agent in writing if any such laws or regulations shall require the Company to supplement or amend this Agreement or to modify or amend the procedures or manner of such repurchase or any other provisions set forth herein and the Warrant Agent shall not be responsible or liable for making any such determination, complying with any such laws or regulations or for the failure of the Company to so notify the Warrant Agent.

          SECTION 6.05.  Change of Control Equity Offer.  (a)  If prior to the
                         -------------------------------
consummation of an Initial Public Offering by the Company or any of its subsidiaries, a Change of Control occurs pursuant to which a Person (including such Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 70% of the total voting power of the Common Stock of the Company, and the Company is not eligible to, or elects not to, effect a Drag Along Purchase (as described in Section 6.06), then the Company shall make an offer to purchase (the "Change of Control Equity Offer") any and all of the outstanding Warrants and Warrant Shares at a cash purchase price at least equal to the fair market value of the Warrants (without any discount for lack of liquidity, the amount of Warrants offered to be purchased or the fact that the Warrants represent a minority interest in a private company or a company under the control of another Person) as determined in good faith by the Board of Directors of the Company and determined to be fair, from a financial point of view, to the holders of the Warrants by a nationally recognized investment banking firm (as set forth in such firm's written fairness opinion delivered to the holders of the Warrants).

          (b) Within 30 days of such Change of Control, the Company shall give notice of the Change of Control Equity Offer to each holder of Warrants by first class mail, postage prepaid, which notice shall govern the terms of the Change of Control Equity Offer and shall (i) set forth the purchase price to be paid for Warrants tendered in the Change of Control Equity Offer, (ii) include the full text of the fairness opinion referred to in paragraph (a) above, (iii) identify the date on which the Change of Control Equity Offer will expire (the "Change of Control Equity Offer Expiration Date"), which date shall not be less than 20 business days following the date of commencement of the Change of Control Equity Offer, which commencement date shall be the date such notice is mailed to holders of Warrants, (iv) explain the facts and circumstances of the Change of Control, (v) include a letter of transmittal which identifies where certificates representing the Warrants tendered pursuant to the Change of Control Equity Offer are to be delivered, (vi) state that, unless the Company defaults in the purchase of the Warrants tendered pursuant to the Change of Control Equity Offer, holders of Warrants so tendered shall have no rights with respect to the Warrants tendered after the Change of Control Expiration Date and the only remaining right of such holders with respect thereto is to receive the purchase price therefor promptly after the Change of Control Equity Offer Expiration Date and (vii) that holders who surrender Warrant Certificates for the tender of less than all the Warrants evidenced thereby will be issued new Warrant Certificates representing the number of unpurchased Warrants evidenced by such Warrant Certificates.

          (c) On the Change of Control Equity Offer Expiration Date, the Company shall (i) accept for purchase all Warrants tendered pursuant to the Change of Control Equity Offer, (ii) promptly deliver to tendering holders of Warrants the purchase price therefor and (iii) issue and mail or deliver to holders tendering a portion of their Warrants new certificates representing a number of Warrants equal to the unpurchased portion of the Warrants surrendered.

          (d) The Company shall comply with the requirements of the Exchange Act and other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Change of Control Equity Offer. To the extent the provisions of any securities laws or regulations conflict with this Section 6.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.05 by virtue thereof.

          SECTION 6.06.  Drag Along Rights.  If, prior to the consummation of an
                         ------------------
Initial Public Offering, the Board of Directors of the Company and the holders of a majority of the capital stock entitled to vote thereon approve a sale of the Company to a Person other than a Permitted Holder, including a sale of the Company initiated by the holders of the Class A Convertible 8% Cumulative Preferred Stock of the Company (the "Class A Holders") pursuant to their agreements with the Company, then, upon 30 days' written notice, which notice shall include reasonable details of the proposed sale, including the proposed time and place of the closing and the consideration to be received by the Company's shareholders (including the Class A Holders), the Company shall have the right to require the holders of the Warrants to sell, transfer and deliver or cause to be sold, transferred and delivered, to such Person, their Warrants in the same transaction at the closing thereof; provided that the consideration
                                                --------
to be received by all Holders shall be the same (in terms of price per share, terms, conditions and in all other material respects) as that to be received by the Company's other shareholders and, in any event, shall be cash and/or securities registered under the Securities Act and listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market, Inc.; and provided further, that if a Holder of a Warrant has, prior to its
          -------- -------
receipt of a notice pursuant to this Section 6.06, entered into a binding agreement to transfer the Warrants, such Holder shall not be prohibited from consummating such transfer, notwithstanding anything to the contrary contained in this Section 6.06. Any purchase of Warrants pursuant to this Section shall be deemed a "Drag Along Purchase".

                                  ARTICLE VII

                                 Warrant Agent
                                 -------------

          SECTION 7.01.  Appointment of Warrant Agent.  The Company hereby
                         -----------------------------
appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it.

          SECTION 7.02.  Rights and Duties of Warrant Agent. (a)  Agent for the
                         -----------------------------------      -------------
Company.  In acting under this Warrant
-------

Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

          (b)  Counsel.  The Warrant Agent may consult with counsel satisfactory
               --------
to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

          (c)  Documents.  The Warrant Agent shall be protected and shall incur
               ----------
no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (d)  No Implied Obligations.  The Warrant Agent shall be obligated to
               -----------------------
perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

          (e)  Not Responsible for Adjustments or Validity of Stock.  The
               -----------------------------------------------------
Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock purchasable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Debt Securities, or of any shares of Preferred Stock or Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article V, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any principal amount of Debt Securities, or any shares of Preferred Stock or Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to
Article V, or to comply with any of the covenants of the Company contained in
Article V.

          SECTION 7.03.  Individual Rights of Warrant Agent. The Warrant Agent
                         -----------------------------------
and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          SECTION 7.04.  Warrant Agent's Disclaimer.  The Warrant Agent shall
                         ---------------------------
not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

          SECTION 7.05.  Compensation and Indemnity.  The Company agrees to pay
                         ---------------------------
the Warrant Agent reasonable fees for services hereunder, and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses as incurred. The Company shall indemnify the Warrant Agent against any loss, liability or expense (including reasonable agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through wilful misconduct, gross negligence or bad faith. The Company's payment obligations pursuant to this Section 7.05 shall survive the termination of this Agreement.

          SECTION 7.06.  Successor Warrant Agent.  (a)  The Company To Provide
                         ------------------------       ----------------------
Warrant Agent.  The Company agrees for the benefit of the Holders that there
--------------
shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

          (b)  Resignation and Removal.  The Warrant Agent may at any time
               ------------------------
resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective;

provided, however, that such date shall not be less than 60 days after the date
--------  -------
on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 7.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

          (c)  The Company To Appoint Successor.  In case at any time the
               ---------------------------------
Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the incumbent Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the
           --------  -------
Warrant Agent hereunder, such resignation shall be effective on the earlier of
(i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

          (d)  Successor To Expressly Assume Duties.  Any successor Warrant
               -------------------------------------
Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e)  Successor by Merger.  Any corporation into which the Warrant
               --------------------
Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business; provided that it shall be
                                                      --------
qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          SECTION 7.07.  Compliance with Applicable Laws. The Warrant Agent
                         --------------------------------
agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Agreement and in connection with the Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for its failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

          SECTION 8.01.  Company Resales.  The Company hereby agrees with each
                         ----------------
Holder, that the Company shall not resell any Warrants or Warrant Shares it acquires, by purchase or otherwise, except pursuant to an effective registration statement.


          SECTION 8.02.  SEC Reports and Other Information. Notwithstanding that
                         ----------------------------------
the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, for all periods ending after the date of this Warrant Agreement, file with the SEC and thereupon provide the Warrant Agent and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

          SECTION 8.03.  Rule 144A.  The Company hereby agrees with each Holder,
                         ----------
for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

          SECTION 8.04.  Persons Benefitting.  Nothing in this Agreement is
                         --------------------
intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

          SECTION 8.05.  Rights of Holders.  Except as expressly contemplated
                         ------------------
herein, Holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to receive notice of any other proceedings of the Company or (v) to exercise any other rights as stockholders of the Company.

          SECTION 8.06.  Amendment.  This Agreement may be amended by the
                         ---------
parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not
                             --------  -------
affect adversely the rights of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

          SECTION 8.07.  Notices.  Any notice or communication shall be in
                         --------
writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          if to the Company:

               ChiRex Inc.
               300 Atlantic Street, Suite 402
               Stamford, CT 06901
               Attention:  Beth P. Hecht, Esq.
               Telecopy:  (203) 425-9996
          with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019
               Attention:  Kris F. Heinzelman, Esq.
               Telecopy:  (212) 474-3700

          if to the Warrant Agent:


All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.07 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 8.07.

          The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears in the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 8.08.  Governing Law.  The laws of the State of New York shall
                         --------------
govern this Agreement and the Warrant Certificates without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 8.09.  Successors.  All agreements of the Company in this
                         -----------
Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

          SECTION 8.10.  Multiple Originals.  The parties may sign any number of
                         -------------------
copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

          SECTION 8.11.  Table of Contents.  The table of contents and headings
                         ------------------
of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 8.12.  Severability.  The provisions of this Agreement are
                         -------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          SECTION 8.13.  Merger, Consolidation, Sale, Transfer or Conveyance.
                         ----------------------------------------------------
The Company may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation; provided that (i) either (x) the Company is the continuing corporation or (y) the corporation (if other than the Company) that is formed by or results from any such consolidation or merger or that receives such assets is a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation assumes the obligations of the Company with respect to the performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company and
(ii) the Company or such successor corporation, as the case may be, must not immediately be in default under this Agreement. If at any time there shall be any consolidation or merger or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the Warrant Certificates as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and, in the event of any such sale, lease, transfer, conveyance (other than by way of lease) or other disposition, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, Warrant Certificates evidencing the Warrants not theretofore exercised, in exchange and substitution for the Warrant Certificates theretofore issued. Such Warrant Certificates shall in all respects have the same legal rank and benefit under this Agreement as the Warrant Certificates evidencing the Warrants theretofore issued in accordance with the terms of this Agreement as though such new Warrant Certificates had been issued at the date of the execution hereof. In case of any such merger or consolidation or sale, lease, transfer, coveyance or other disposition or all or substantially all of the assets of the Company, such changes in phraseology and form (but not in substance) may be made in the new Warrant Certificates, as may be appropriate.

          SECTION 8.14.  Notices and Demands to the Company and Warrant Agent.
                         -----------------------------------------------------
If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant, the Warrant Agent shall promptly forward such notice or demand to the Company.

          SECTION 8.15.  Delivery of Prospectus.  The Company shall furnish to
                         -----------------------
the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants and complying in all material respects with the Securities Act of 1933, as amended (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant by the holder thereof, the Warrant Agent shall deliver a Prospectus to such holder, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise.

          SECTION 8.16.  Obtaining of Governmental Approvals.  The Company shall
                         ------------------------------------
from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws, which may be or become necessary or appropriate in connection with the issuance, sale, transfer and delivery of the Warrants, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Securities to be issued upon exercise of Warrants or upon the expiration of the period during which the Warrants are exercisable.

          SECTION 8.17.  Payment of Taxes.  The Company will pay all stamp and
                         -----------------
other duties, if any, to which, under the laws of the United States of America, this Agreement or the original issuance of the Warrants may be subject.

          SECTION 8.18.  Benefits of Warrant Agreement. Nothing in this
                         ------------------------------
Agreement or the Warrant Certificates expressed or implied and nothing that may be inferred from any of the provisions hereof or thereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or the Warrants or of any covenant, condition, stipulation, promise or agreement hereof or thereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement or the Warrant Certificates shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns and of the holders of the Warrants.

          SECTION 8.19.  Board of Director Action;  No Liability of Directors,
                         -----------------------------------------------------
Officers, Employees or Shareholders. (a)  Any determination that may be made by
------------------------------------
a duly authorized committee of the Board or, to the extent permitted by applicable corporate law, by an individual acting pursuant to authority granted by the Board of Directors.

          (b) No director, officer, employee or shareholder of the Company, as such, shall have any liability under this Agreement or the Warrants. By accepting the Warrants, each holder of Warrants agrees to the foregoing and waives and releases all such liability.


          SECTION 8.20.  Warrant Holders Not Shareholders. Nothing contained in
                         ---------------------------------
this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof, as such, the right to vote or receive dividends or notices as shareholders of the Company in respect of any meeting of shareholders for the election of directors of the Company or any other matter to vote at any such meeting, to exercise any rights whatsoever as shareholders of the Company or to be deemed for any purpose the holder of Shares or of any other securities of the Company that may at any time be issuable on the exercise or conversion of the Warrant Certificates, nor shall anything contained herein or in the Warrant Certificates be construed to confer upon the holders thereof, as such, any of the other rights of a shareholder of the Company.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.



                                         CHIREX INC.,


                                            by
                                               _______________________________
                                               Name:
                                               Title:



                                                           , as Warrant
                                         Agent,

                                            by _______________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT A

                     [FORM OF FACE OF WARRANT CERTIFICATE]

                        [Restricted Securities Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY INTO WHICH SUCH SECURITY IS EXCHANGEABLE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No. [     ]                                      Certificate for ______ Warrants



                              WARRANTS TO PURCHASE

              DEBT SECURITIES, PREFERRED STOCK OR COMMON STOCK OF

                                  CHIREX INC.



          THIS CERTIFIES THAT, [                       ], or its registered
assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from ChiRex Inc., a Delaware corporation ("the Company"), a principal amount of $ ______ of Debt Securities, at the price of $_____ (the "Debt Securities Exercise Price"), ______ shares of Preferred Stock, $.01 par value, of the Company (the "Preferred Stock") at the per share exercise price of $ ______ (the "Preferred Stock Exercise Price"), or _____ shares of Voting Common Stock, $.01 par value, of the Company (the "Common Stock") at the per share exercise price of $___ (the "Common Stock Exercise Price," collectively referred to, along with the Debt Securities Exercise Price and Preferred Stock Exercise Price, as the "Exercise Price"). This Warrant Certificate shall terminate and become void as of the close of business on _______________ (the "Expiration Date") or upon the exercise hereof as to all the Debt Securities or shares of Preferred Stock or Common Stock subject hereto. The principal amount of Debt Securities and the number of shares of Preferred Stock or Common Stock purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of ____________ (the "Warrant Agreement"), between the Company and ____________ (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at ___________________. ___________________, attention of ________
(telecopy number: _________).

          Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of one or more Warrant Certificates (and without payment of the Exercise Price in cash) in exchange for such principal amount of Debt Securities or number of shares of Preferred Stock or Common Stock equal to the product of (1) the principal amount of Debt Securities or the number of shares of Preferred Stock or Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value of the Debt Securities or per share of Preferred Stock or Common Stock on the date of exercise over the Exercise Price of the Debt Securities or per share of the Preferred Stock or Common Stock as of the date of exercise and the denominator of which is the Current Market Value of the Debt Securities per share of the Preferred Stock or Common Stock on the date of exercise.

          As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time or from time to time on any Business Day on or after the earliest to occur of (i) the first anniversary of the Issue Date, and (ii)(a) the occurrence of a Change of Control, (b)(1) 90 days after an Initial Public Offering or (2) upon the closing of an Initial Public Offering by the Company but only in respect of Warrants required to be exercised in order to permit the Holder thereof to sell shares in such Initial Public Offering as permitted under Section ___ of the Warrant Agreement, (c) a consolidation, merger or purchase of assets involving the Company or any of its subsidiaries that results in the Debt Securities, Preferred Stock or Common Stock becoming subject to registration under the Exchange Act, (d) an Extraordinary Cash Dividend, or (e) the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; provided, however, that no Warrant shall be exercisable after
         --------  -------
_________________.

          In the event of a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants, such principal amount of Debt Securities or number of shares of Capital Stock or other securities or other property as the Holder would have received had the

Holder exercised its Warrants immediately prior to such Combination; provided,
                                                                     --------
however, that in the event that, in connection with such Combination,
-------
consideration to holders of Debt Securities, Preferred Stock or Common Stock in exchange for their Debt Securities, Preferred Stock or Common Stock is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Debt Securities, Preferred Stock or Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such Combination, less the Exercise Price.

          The Company may require payment of a sum sufficient to cover any taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.04 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

          Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the remaining Warrant Shares which shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. The Company is not required to issue fractional Warrant Shares upon the exercise of Warrants, but the Company may pay an amount in cash equal to the Current Market Value for one Warrant Share on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

          All principal amounts of Debt Securities and all shares of Preferred Stock and Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

          Prior to the due presentation for registration of transfer of any Warrant, the Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant evidenced by such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          The Warrants do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


                                                   CHIREX INC.

                                                    by
                                                     ___________________________
                                                     Name:
                                                     Title:


Attest:

       _______________________
             Secretary


DATED:

Countersigned:

_____________________________
as Warrant Agent,

 by

  ___________________________
   Authorized Signatory

                                                                       EXHIBIT B


                         FORM OF ELECTION TO PURCHASE
           WARRANT DEBT SECURITIES, PREFERRED STOCK OR COMMON STOCK
                (to be executed only upon exercise of Warrants)


                                  CHIREX INC.


          The undersigned hereby irrevocably elects to exercise ________ Warrants to acquire Debt Securities, shares of Preferred Stock, par value $.01, or shares of Voting Common Stock, par value $.01, of ChiRex Inc., at an exercise price for the Debt Securities of $_______, an exercise price per share of Preferred Stock of $____________, and at an exercise price per share of Common Stock of $___, and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to ChiRex Inc. and directs that the principal amount of Debt Securities and the shares of Preferred Stock and Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:  ________, ___


                                                 __________________________/1/
                                                 (Signature of Owner)

                                                 _______________________________
                                                 (Street Address)

                                                 _______________________________
                                                 (City)    (State)   (Zip Code)

                                                 Signature Guaranteed by:

                                                 _______________________________

___________________________

  /1/   The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

     Name:

     Street Address:

     City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

     Please insert social security or identifying number:

     Name:

     Street Address:

     City, State and Zip Code: